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                                                                    EXHIBIT 99.2

                           CONSENT OF LEHMAN BROTHERS

Board of Directors
Seagate Technology, Inc.
920 Disc Drive
Scotts Valley, California 95066

Members of the Board:

     We hereby consent (i) to the references to and description of our opinion dated October 30, 2000 in the Current Report on Form 8-K of Seagate Technology, Inc. filed with the Securities and Exchange Commission on the date hereof (the "Current Report"), (ii) to the filing of our opinion dated October 30, 2000 as an exhibit to the Current Report, and (iii) to the incorporation by reference of the Current Report and all exhibits thereto into the Registration Statement on Form S-4 of VERITAS Software Corporation filed in connection with the transactions described in the Current Report (the "Registration Statement"). In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                          LEHMAN BROTHERS


                                          By: /s/ Mark D. Dicioccio
                                             -----------------------------------
                                              Mark D. Dicioccio
                                              Managing Director

Menlo Park, California
October 31, 2000